GREENLANE ACCELERATES BUSINESS TRANSFORMATION THROUGH STRATEGIC MANAGEMENT TEAM APPOINTMENTS
Provides Preliminary Q2 2020 Revenue of $32.4 million

Strengthened Greenlane Leadership to Accelerate Implementation of Global Expansion Strategy

BOCA RATON, Fla., July 30, 2020 – Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced a series of strategic additions to its management team to guide the Company through its next phase of growth. The Company also announced preliminary revenue results for its second quarter ending June 30, 2020.

William Mote has been appointed to the role of Chief Financial Officer (“CFO”) and William Bine has been appointed to the role of Chief Operating Officer (“COO”). In addition, Greenlane has further expanded its leadership team through the addition of Richard Finlow as Managing Director Europe, Kathy Ziegler as General Manager Supply and Packaging, Regina Speciale as Vice President Sales, and Samuel Morales as Vice President Strategic Growth. Jay Scheiner, formerly COO, has retired from Greenlane and Ethan Rudin, formerly CFO, has resigned from his role at Greenlane.
“This expansion of talent enhances the depth of our leadership team and positions Greenlane to execute on our strategic priorities which are focused on pursuing high-margin revenue opportunities while scaling our operations and global footprint,” said Aaron LoCascio, Founder and Chief Executive Officer of Greenlane. “I’m thrilled to have attracted such a talented group of individuals and I am looking forward to working together as we continue to implement our growth initiatives.”
Mr. LoCascio added, “On behalf of the whole team, I want to extend my heartfelt appreciation to both Jay and Ethan for their contributions and tireless efforts during their tenure with the Company.”

Preliminary Q2 2020 Revenue Information

Greenlane is providing a preview into the Company’s expectations for its second quarter of 2020 (“Q2 2020”) revenue. Full results will be published on August 7, 2020. Based on a preliminary (unaudited) review, the Company anticipates Q2 2020 revenue of approximately $32.4 million.
The preliminary estimated Q2 2020 revenue set forth above is based on information currently available to management and is subject to the completion of the Company's financial closing procedures. Deloitte & Touche LLP, Greenlane’s independent registered public accounting firm, has not audited, reviewed or performed any procedures on the estimate set forth above, and accordingly does not express any assurance with respect to this preliminary estimate. Actual results may differ from the estimate set forth above and those differences may be material. Please refer to the section regarding forward-looking information which forms an integral part of this release.
Greenlane will host a scheduled conference call to discuss the results for its second quarter ended June 30, 2020 on Friday, August 7th, 2020 at 8:30 a.m. Eastern Time. The Company will report its financial results for the second quarter in advance of the call.

Conference Call Details

DATE:	Friday, August 7th, 2020
TIME:	8:30 a.m. Eastern Time
DIAL-IN NUMBER:	(833) 519-1285
CONFERENCE ID:	1982004
WEBCAST:	https://edge.media-server.com/mmc/p/5buxicvm
REPLAY:	(855) 859-2056 or (404) 537-3406
Available until 11:30 p.m. Eastern Time Thursday, August 21st, 2020

Management Biographies

William Mote - Chief Financial Officer
William (Bill) Mote joins Greenlane Holdings as Chief Financial Officer responsible for overseeing the accounting, business support, financial planning and analysis, treasury, and tax functions. Bill has over 25 years of experience building and leading finance teams in global corporations with significant operating scale and complexity. Prior to joining Greenlane, Bill was CFO at Basic Fun and previously at Summer Infant (NASDAQ:SUMR) and the Poarch Band of Creek Indians. Earlier in his career Bill held senior level finance roles at Jakks Pacific (NASDAQ:JAKK), Easton Bell Sports and Hewlett-Packard (NYSE: HPQ). Bill graduated from Louisiana State University in Baton Rouge with a bachelor’s degree in Accounting and a master’s degree in Business Administration.

William Bine - Chief Operating Officer
William (Bill) Bine joins Greenlane as Chief Operating Officer. Bill is an accomplished executive with more than 25 years of experience leading supply chain and operations growth and transformation in the consumer products and manufacturing industries. He has built his career in diverse global business environments and delivered accretive results in domestic and international business growth, M&A, and business transformation. Prior to joining Greenlane, Bill was SVP, Global Supply Chain and Operations at Crocs, Inc. and was responsible for the global supply chain transformation and restructuring strategy as part of the broader brand turnaround. Under his leadership, the supply chain transformation repositioned the company for growth by consolidating operations and facilities, diversifying the sourcing base for supply chain resiliency, right-sizing organizational structures and modernizing distribution facilities. Prior to Crocs, Bill held multiple leadership positions across several brands including: Interim Chief Sourcing Officer and VP, Global Sourcing Operations at Ascena Retail Group, VP International Operations and Supply Chain Strategy at Chico’s FAS, Inc. and multiple senior positions at L Brands, Inc. Bill is a US Navy veteran and earned a Bachelor of Science degree in Electrical Engineering from the University of Notre Dame and a Masters of Business Administration in Finance and Operations from Duke University.

Richard Finlow - Managing Director Europe
Richard Finlow joins Greenlane Holdings as Managing Director Europe responsible for spearheading Greenlane’s company growth in key European markets. He joins Greenlane after leading global business development at ST Dupont as Group Commercial Director focused on Europe and North American markets as well as new product development. In addition, Richard spent over 8 years in a variety of leadership roles at Zippo, where he expanded international presence, channel diversification and introduced new product lines. As senior vice president of global sales and marketing, he drove the company’s growth with particular focus on North America, Europe and China. He was also Managing Director Europe and Sales & Marketing Director EMEA. Richard previously worked for Gillette and Suntory in global sales and marketing positions. He holds a degree in business, a postgraduate degree in marketing, and an MBA from the University of Wolverhampton in the UK. Richard is a member of the British Institute of Directors (IOD).

Kathy Ziegler - General Manager Supply and Packaging
Kathy Ziegler joins Greenlane as General Manager Supply and Packaging, having extensive experience in the packaging component industry and is uniquely qualified to lead and grow Greenlane’s S&P division. Kathy has 30 years’ experience in various sales and management roles in the rigid packaging industry. Throughout her career, she has demonstrated skills in business development, strategic planning, negotiation, organizational design, people leadership, communication, brand management and profit/loss responsibility. In 2008 she founded All American Containers of Southern California and served as its President for 10 years, having sole P&L responsibility for the $25 Million branch. Kathy holds an Associate of Arts degree in Business Administration from The University of La Verne.

Regina Speciale - Vice President Sales
Regina Speciale joins Greenlane as Vice President Sales bringing more than 20 years of sales and leadership experience in the CPG space. Prior to joining Greenlane, Regina spent a majority of her career growing and leading world-class sales and sales operations organizations in North America and globally at Staples, Inc. and ABB Optical Group. Throughout her career, Regina has established a reputation as a transformational leader who is driven by challenge, undeterred by obstacles, and committed to furthering standards of excellence. As a Lean Six Sigma Green Belt, her expertise lies in creating high-performing, cross-functional teams while building internal bench strength through training, mentoring, and coaching opportunities. Regina attended Michigan State University, where she majored in Education and minored in English and History.

Samuel Morales - Vice President Strategic Growth
Samuel Morales joins Greenlane as the VP of Strategic Growth. Sam will join the Greenlane strategy team focused on identifying brand, consumer and customer activities that accelerate Greenlane’s growth strategy. Sam brings a wealth of specialty tobacco and cannabis experience to his role at Greenlane. Prior to joining the Greenlane team, Sam held senior marketing positions at Drew Estates, Swisher International and more. Most recently, he was a partner and CMO at Cannadips, one of the first cannabis dips on the market.  Sam graduated from Florida International University with a Bachelor of Arts in Communication.

About Greenlane Holdings, Inc.
Greenlane (NASDAQ: GNLN) is the leading global platform for the development and distribution of premium cannabis accessories and lifestyle products. The company operates as a powerful house of brands, third-party brand accelerator, and omni-channel distribution platform. Greenlane serves the global markets with an expansive customer base of more than 11,000 retail locations, including licensed cannabis businesses, smoke shops, and specialty retailers. Greenlane’s world-class team provides services including product development, go-to-market strategy, sales and marketing support, customer service, direct-to-consumer fulfillment, supply chain management, and distribution. As a pioneer in the cannabis space, Greenlane is the partner of choice for many of the industry’s leading brands, including PAX Labs, Storz & Bickel (Canopy-owned), Cookies, Grenco Science, and DaVinci. Greenlane also proudly owns and operates a diverse brand portfolio including packaging innovator Pollen Gear™, the K.Haring Glass Collection by Higher Standards, Marley Natural™, and VIBES™ rolling papers. Higher Standards, Greenlane’s flagship brand, offers both a high-end product line and immersive retail experience with groundbreaking stores in both New York City’s Chelsea Market and Malibu, California. Greenlane also owns and operates both Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively. For additional information, please visit: https://gnln.com/.

Forward Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; the Company’s preliminary Q2 2020 revenue estimate; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2019, , the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information will also be set forth in Greenlane's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

For more information about Greenlane:

Media Contact
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Greenlane@mattio.com

Investor Contact
Rob Kelly
Investor Relations, MATTIO Communications
Greenlane@mattio.com
1-416-992-4539

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